Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use on Form 10K-SB of our report dated December 15, 2006 relating to the financial statements of Touchstone Mining Limited and to the reference to our firm under the caption “Experts” in such Form 10K-SB.

/s/ STALEY, OKADA & PARTNERS

Vancouver, BC	STALEY, OKADA & PARTNERS
December 12, 2007	CHARTERED ACCOUNTANTS